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Exhibit 23.01

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

        We consent to the use in this Registration Statement of IQ Biometrix, Inc., on Form S-4/A of our report dated September 9, 2004 for IQ Biometrix, Inc. and our report dated September 11, 2004 for Wherify Wireless, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 14, 2005

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT